EXHIBIT 99.1

TPI Composites, Inc. Announces Selected, Preliminary Estimated Full Year 2019 Earnings Results and Guidance for 2020

SCOTTSDALE, Ariz., Feb. 07, 2020 (GLOBE NEWSWIRE) -- TPI Composites, Inc. (Nasdaq: TPIC), the only independent manufacturer of composite wind blades with a global footprint, today provided selected, preliminary estimated financial results for the full year ended December 31, 2019 and guidance for the year ending December 31, 2020.

2019 Selected, Preliminary Estimated Results - For the full year ended December 31, 2019, we expect:

	2019 Selected, Preliminary Estimated Results	Prior Guidance for 2019
Net Sales	$1.42 billion to $1.44 billion	$1.45 billion to $1.5 billion
Adjusted EBITDA	$80 million to $85 million	$80 million to $85 million
Loss per Share	$0.43 to $0.47	$0.18 to $0.23

The selected, preliminary estimated financial results set forth are unaudited and should be considered preliminary and subject to change. We have provided an estimate for the selected, preliminary estimated results described above as our final results remain subject to the completion of our closing procedures, final adjustments, developments that may arise between now and the time the financial results are finalized, and management’s and the audit committee’s final reviews. Accordingly, you should not place undue reliance on this preliminary data, which may differ materially from our final results. These preliminary estimates should not be viewed as a substitute for our full audited consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). In addition, they are not necessarily indicative of the results to be achieved in any future period. These estimates have been prepared by and are the responsibility of management. Our independent registered public accounting firm has not audited, compiled, performed any procedures on or reviewed the preliminary financial data, and accordingly does not express an opinion or any other form of assurance with respect to the preliminary financial data. We plan to report our full results for the fourth quarter and full year ended December 31, 2019 on our earnings call, which is scheduled for February 27, 2020.

Guidance for 2020 – For the full year ending December 31, 2020, we expect:

2020 Guidance
Net Sales	$1.55 billion to $1.65 billion
Adjusted EBITDA	$100 million to $125 million
Utilization[1]	80% to 85%
Capacity (sets)[2]	4,380
Average Selling Price per Blade	$140,000 to $145,000
Non-Blade Sales[3]	$75 million to $100 million
Capital Expenditures	$80 million to $90 million
Startup Costs	$17 million to $20 million
  Utilization represents the percentage of wind blades invoiced during the period compared to the total potential capacity of wind blades based on the number of manufacturing lines installed at the end of the period.
  Capacity (sets) represents the total potential of wind blade sets (which consist of three wind blades) that can be invoiced worldwide during the period at 100% utilization.
  Non-blade Sales represent sales of all products and services other than the sale of wind blades, which includes sales of our tooling for wind blades and other composite structures, transportation products, wind blade field services and repairs and engineering services.

Our guidance for 2020 excludes the potential impact of the Coronavirus, which we expect will negatively affect our results of operations for 2020.  Our associates at our China manufacturing facilities were on break in late January and early February in observation of the Chinese New Year holiday.  As a result of the Coronavirus quarantine and movement restrictions being imposed in China, we currently expect that most of our Chinese associates will return to our Chinese manufacturing facilities in late February and our production of our wind blades will restart in early March. While we expect the impact of the Coronavirus to be temporary, we cannot reasonably estimate the overall impact to our operations given the fluidity of the situation at this time.  We will update our guidance for 2020 as the circumstances surrounding the Coronavirus stabilize and we can reasonably assess its impact, including whether we can make up a portion of the projected lost volume later in 2020.

Investor Day

On February 7, 2020, we will host an Investor Day at The Maxwell Hotel in New York City and will be discussing, among other things, selected, preliminary estimated results for the year ended December 31, 2019 and our guidance for 2020. A copy of the written materials that will be used at the Investor Day event, including our guidance for 2020, is posted and available on our website at www.tpicomposites.com under the tab “Investors.” Interested investors and other parties may also listen to a simultaneous webcast of the event by logging onto the Investor Relations section of our website at www.tpicomposites.com.

About TPI Composites, Inc.
TPI Composites, Inc. is the only independent manufacturer of composite wind blades for the wind energy market with a global manufacturing footprint. TPI delivers high-quality, cost-effective composite solutions through long term relationships with leading OEMs in the wind and transportation markets. TPI is headquartered in Scottsdale, Arizona and operates factories throughout the U.S., China, Mexico, Turkey and India. TPI operates additional engineering development centers in Denmark and Germany.

Forward Looking Statements
This release contains forward-looking statements which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements, among other things, concerning: our selected, preliminary estimated results for the year ended December 31, 2019; our guidance for 2020; effects on our financial statements and our financial guidance; our business strategy, including anticipated trends and developments in and management plans for our business and the wind industry and other markets in which we operate; our projected annual revenue growth; competition; future financial results, operating results, revenues, gross margin, operating expenses, profitability, products, projected costs, warranties, our ability to improve our operating margins, and capital expenditures. These forward-looking statements are often characterized by the use of words such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “seek,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” “continue” and the negative or plural of these words and other comparable terminology. Forward-looking statements are only predictions based on our current expectations and our projections about future events. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these statements. These factors include, but are not limited to, the matters discussed in “Risk Factors,” in our Annual Report on Form 10-K and other reports that we will file with the SEC.

Non-GAAP Definitions
This press release includes unaudited non-GAAP financial measures, including EBITDA and adjusted EBITDA. We define EBITDA as net income plus interest expense (including losses on extinguishment of debt and net of interest income), income taxes and depreciation and amortization. We define adjusted EBITDA as EBITDA plus share-based compensation expense plus or minus any gains or losses from foreign currency transactions, plus or minus any gains or losses from the sale of assets and asset impairments. We present non-GAAP measures when we believe that the additional information is useful and meaningful to investors. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See below for a reconciliation of certain non-GAAP financial measures to the comparable GAAP measures as well as a copy of the written materials that will be used at the Investor Day event, which can be found in the Investors section at www.tpicomposites.com.

Investor Relations
480-315-8742
investors@TPIComposites.com

Non-GAAP Reconciliation
(unaudited)

A reconciliation of the low end and high end ranges of projected net income (loss) to projected EBITDA and projected adjusted EBITDA for the full years 2019 and 2020 is as follows:

	2019 Preliminary Estimated Results Range (1)		2020 Guidance Range (1)
($ in thousands)	Low End	High End	Low End	High End
Projected net income (loss)	$(16,500)	$(15,000)	$16,000	$26,000
Adjustments:
Projected depreciation and amortization	38,500	39,000	50,000	55,000
Projected interest expense (net of interest income)	8,000	8,300	11,000	13,000
Projected income tax provision	22,500	23,500	10,000	15,000
Projected EBITDA	52,500	55,800	87,000	109,000
Projected share-based compensation expense	5,500	5,900	5,000	6,000
Projected realized loss on foreign currency remeasurement	4,000	4,300	-	-
Projected realized loss on sale of assets and asset impairments	18,000	19,000	8,000	10,000
Projected Adjusted EBITDA	$80,000	$85,000	$100,000	$125,000

(1) All figures presented are projected estimates for the full years ending December 31, 2019 and 2020.